*COURSERA, INC.*
*2440 WEST EL CAMINO REAL, SUITE 500*
*MOUNTAIN VIEW, CALIFORNIA 94040*

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [ ], 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/COUR2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [ ], 2026. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83035-P49038

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**COURSERA, INC.**

**PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION**

**The Board of Directors recommends you vote FOR proposal 1:**

| | For | Against | Abstain |
|---|---|---|---|
| 1. The issuance of shares of common stock, par value $0.00001 per share ("Coursera Common Stock"), of Coursera, Inc. ("Coursera") pursuant to the Agreement and Plan of Merger (as it may be amended from time to time), dated as of December 17, 2025, by and among Udemy, Inc., Coursera and Chess Merger Sub, Inc. | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR proposal 2:**

| | For | Against | Abstain |
|---|---|---|---|
| 2. To adopt an amendment to the Amended and Restated Certificate of Incorporation of Coursera to increase the number of authorized shares of Coursera Common Stock from 300,000,000 shares to 600,000,000 shares. | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote FOR proposal 3:**

| | For | Against | Abstain |
|---|---|---|---|
| 3. To approve one or more adjournments of the Special Meeting of Stockholders to a later date or time, if deemed necessary or appropriate, including adjournments to permit the solicitation of additional votes or proxies if there are not sufficient votes cast at the Special Meeting of Stockholders to approve one or more of the above proposals. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the Special Meeting of Stockholders or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [ ], 2026:**
The Notice and Proxy Statement are available at www.proxyvote.com.

V83036-P49038

# COURSERA, INC.
## Special Meeting of Stockholders
## [ ], 2026, [ ], Pacific Time
## This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Alan B. Cardenas and Sylvia Lexington, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Coursera, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [ ], Pacific Time on [ ], [ ], 2026, virtually at www.virtualshareholdermeeting.com/COUR2026SM, and any adjournment thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

**Continued and to be signed on reverse side**